Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of MVB Financial Corp. and Subsidiaries, of our reports dated March 10, 2022, with respect to the consolidated financial statements of MVB Financial Corp. and Subsidiaries and the effectiveness of internal control over financial reporting, included in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Tampa, Florida

July 21, 2022